UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 18, 2008
(Date of earliest event reported)

ELECTRO ENERGY INC.

(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810

(Address of principal executive of offices)	(Zip code)

(203) 797-2699

(Registrant's telephone number including area code)

n/a

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 3.02 (Unregistered Sales of Equity Securities) is hereby incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sale of Equity Securities

On August 18, 2008, Electro Energy, Inc. (the “Company”) consummated a transaction (the “Transaction”) pursuant to which the Company entered into a Debenture and Warrant Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with, and issued a debenture and a warrant to, the Quercus Trust, a previous investor in the Company (the “Investor”).

Pursuant to the Purchase Agreement, in exchange for a cash payment of $625,000, the Company issued a 10% Senior Secured Convertible Debenture (the “Debenture”) and a warrant (the “Warrant”) for the purchase of 1,562,500 shares of the Company’s common stock, par value $0.001 (“Common Stock”). The term of the Warrant is three years from the date of issuance and its exercise price of $1.00 per share is adjustable in the event the Company issues Common Stock or securities that are convertible into Common Stock for less than $1.00 per share, in which case the exercise price shall be the price per share of such subsequent issuance; however, in no event shall the exercise price be less than $0.4545 per share. The conversion price of the Debenture is fixed at $1.00 per share and the Debenture is convertible immediately.

The Purchase Agreement provides that, upon the Company’s reaching a certain set of business milestones, set forth on Exhibit 1.1(a) to the Purchase Agreement, in exchange for an additional cash payment of $625,000, the Company shall issue to the Investor an additional Debenture and Warrant containing the same terms and conditions as the Debenture and Warrant issued on August 18, 2008.

The Purchase Agreement amends that certain $18,000,000 Senior Secured Convertible Debenture issued to the Investor on December 7, 2007 (the “2007 Debenture”) to permit conversion thereunder at any time following the execution of the Purchase Agreement. The Purchase Agreement also amends the warrant issued to the Investor on July 23, 2008 (the “July, 2008 Warrant”) as follows: (1) the exercise price (the “Warrant Price”) was reduced to $1.00 per share from $2.75 per share and (2) the following provision was added, “Upon any decrease in the Warrant Price, the number of Warrant Shares shall be increased to the number of shares determined by multiplying the Warrant Price that was in effect immediately prior to such decrease by the number of Warrant Shares issuable upon exercise of the Warrant prior to such decrease and dividing the product by the Warrant Price resulting from the decrease.”

The Purchase Agreement provides that the Company shall promptly withdraw the registration statement on Form S-3 that was filed on July 10, 2008 covering the shares of common stock that are issuable upon conversion of the 2007 Debenture and exercise of the warrant also issued to the Investor on December 7, 2007 (the “2007 Warrant”). As part of the Transaction, the Company and the Investor entered into a Registration Rights Agreement pursuant to which the Company agreed to prepare and file with the SEC, within 90 days of the Investor’s request, a registration statement registering for resale that number of shares of Common Stock that is no less than the number of shares of common stock that are issuable upon conversion of the Debenture and exercise of the Warrant. The Purchase Agreement also amends the two Registration Rights Agreements between the Company and the Investor, dated December 7, 2007 and July 23, 2008, so that the Company’s obligation to file registration statements covering the common stock that is issuable upon the conversion of the 2007 Debenture, the 2007 Warrant, and the July, 2008 Warrant, shall occur upon the request of the Investor, instead of within 90 days of the date of such agreements, as originally provided. As provided in each of the Registration Rights Agreements, the Company shall have the right to reduce the number of registrable shares covered by any registration statement in order to avoid the SEC’s characterization of the offering as a primary offering.

The Purchase Agreement contains a prohibition from exercising the Debenture(s) and Warrant(s) into Common Stock to the extent that the aggregate number of shares issuable upon such exercise, together with any related issuance of Common Stock, exceeds 19.9% of the total number of shares of Common Stock outstanding as of July 23, 2008, until the Company’s stockholders have approved the transactions described herein.

The foregoing descriptions of the Purchase Agreement, the Warrant, the Debenture, and the Registration Rights Agreement are qualified in their entirety by their full text. Copies of the aforementioned agreements and instruments are attached hereto as Exhibit 10.1, and 10.2, and are incorporated herein by reference.

The Company relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D for the issuance of these securities. Quercus was the sole purchaser and took its securities for investment purposes without a view to distribution and had access to information concerning the Company and its business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description

10.1	Warrant Purchase Agreement (form of Debenture and Warrant are exhibits thereto)
10.2	Registration Rights Agreement

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

By:	/s/ Timothy E. Coyne
Name: Timothy E. Coyne
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Warrant Purchase Agreement (form of Debenture and Warrant are exhibits thereto)
10.2	Registration Rights Agreement